Exhibit 99.1

Heelys, Inc. Announces Asset Purchase Agreement with The Evergreen Group and Adoption of Plan of Liquidation and Dissolution

DALLAS, Oct. 23, 2012 (GLOBE NEWSWIRE) -- Heelys, Inc. (Nasdaq: HLYS) (the “Company” or “Heelys”) and The Evergreen Group Ventures, LLC (“Evergreen”) announced today that on October 22, 2012, they entered into a definitive asset purchase agreement under which an affiliate of Evergreen will acquire substantially all of the operating assets and assume substantially all of the operating liabilities of Heelys and its subsidiaries for $13.9 million in cash, subject to customary pre- and post-closing adjustments (the “Transaction”).  Heelys’ cash and marketable securities, which totaled approximately $58.2 million as of June 30, 2012, will not be included in the assets to be acquired in the Transaction.  The Transaction was unanimously approved by Heelys’ board of directors (the “Board”).

“After a thorough analysis of various strategic alternatives, the Board has determined that this all-cash transaction represents a great outcome for the Company and its stockholders,” said Tom Hansen, Heelys’ President and CEO.

“Heelys is an iconic brand recognized around the world for its innovative skate shoes.  The brand embodies an active, social, fun lifestyle that we value highly.  I’ve seen the joy these shoes bring to kids of all ages – it’s truly magical, and we are incredibly excited to build on that foundation with product innovation, licenses and creative partnerships,” stated Jim Wagner, Manager of Evergreen.

The purchase agreement contains a 30-day period (the “go-shop period”) during which the Company, with the assistance of its financial and legal advisors, will actively solicit, and potentially receive, evaluate and enter into negotiations with third-parties that offer alternative transaction proposals.  There can be no assurance that this process will result in the Company receiving a superior proposal.  The Company does not intend to disclose developments with respect to its solicitation process unless and until the Board has made a decision with respect to any potential superior proposal, subject to the Company’s reporting obligations with the Securities and Exchange Commission.  The go-shop period commences on the date of the purchase agreement.

The Transaction is subject to various closing conditions, including the receipt of approval from the holders of a majority of the outstanding shares of Heelys’ common stock.  In addition, Capital Southwest Venture Corporation and another stockholder of the Company, who collectively hold approximately 35.1% of the issued and outstanding shares of the Company’s common stock, have entered into voting agreements with Evergreen, pursuant to which they have agreed, among other things, to vote their shares in favor of the Transaction.  Subject to the closing conditions set forth in the purchase agreement and the receipt of no superior proposal, the Transaction is expected to close this year.

The Board also unanimously determined that following the closing of the Transaction, the Company should be dissolved and liquidated pursuant to a plan of liquidation and dissolution (the “Plan of Dissolution”).  The Plan of Dissolution is conditioned on the consummation of the Transaction and obtaining approval of the Company’s stockholders relating to such Plan of Dissolution.  Following the closing of the Transaction and the payment of outstanding liabilities, along with the taking of other actions specified in the Plan of Dissolution, the Company intends to distribute the net proceeds of the Transaction and the liquidation and dissolution of the Company to the Company’s stockholders in one or more liquidating distribution installments.

Additional information regarding the Transaction and the Plan of Dissolution will be included in a proxy statement the Company intends to file with the Securities and Exchange Commission and distribute to its stockholders.  The Company’s proxy statement will include information regarding the timing of the special meeting of the Company’s stockholders to approve the Transaction and the Plan of Dissolution.

Roth Capital Partners, LLC is serving as exclusive financial advisor to Heelys and has delivered a fairness opinion in connection with the Transaction.  Gardere Wynne Sewell LLP is serving as legal advisor to Heelys.

Sutton, Pakfar & Courtney LLP provided legal counsel to Evergreen in connection with the Transaction.  Imperial Capital, LLC is serving as strategic advisor to Evergreen.

About Heelys, Inc.

Heelys designs, markets and distributes innovative, action sports-inspired products primarily under the HEELYS(R) brand targeted to the youth market. The Company's primary product, HEELYS-wheeled footwear, is patented dual purpose footwear that incorporates a stealth, removable wheel in the heel. HEELYS-wheeled footwear allows the user to seamlessly transition from walking or running to rolling by shifting weight to the heel. Users can transform HEELYS-wheeled footwear into street footwear by removing the wheel. HEELYS-wheeled footwear provides users with a unique combination of fun and style that differentiates it from other footwear and wheeled sports products.

About The Evergreen Group Ventures, LLC

Evergreen is a private equity firm focused on the acquisition, management and growth of premier consumer brands in youth & family entertainment.  Specifically, the group targets brands/companies in the sporting goods, toy, game and digital play sectors.  Evergreen enhances brand equity through licensing, promotion and media partnerships.

Additional information about Evergreen is available on its website at:  www.The-Evergreen-Group.com.

Forward-Looking Statements

Certain statements in this press release and oral statements made from time to time by representatives of Heelys regarding the Transaction, the dissolution and liquidation of the Company, the preparation and mailing of the proxy statement, the approval of matters to be presented to stockholders at a meeting, the timing of the meeting, the liabilities of Heelys, the net proceeds anticipated to be available for distribution to the Company’s stockholders, the distribution of funds to stockholders and other matters, all of which are based on information currently available to the Company’s management as well as management’s assumptions and beliefs, are forward-looking statements (“forward-looking statements”) within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  For this purpose, any such statements that are not statements of historical fact may be deemed to be forward-looking statements.  Forward-looking statements include, without limitation, statements regarding our expectations, beliefs, or intentions that are signified by terminology such as “subject to,” “believes,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “may,” “will,” “should,” “can,” the negatives thereof, variations thereon and similar expressions.  Such forward-looking statements reflect the Company’s current views with respect to future events, based on what the Company believes are reasonable assumptions; however, such statements are subject to certain risks and uncertainties.  Risks include, but are not limited to: the inability to obtain all required consents and approvals, including stockholder approval of the Asset Purchase Agreement, the Transaction and the Plan of Dissolution, the conditions to the closing of the Transaction may not be satisfied, tax laws may be changed, the Company may be unable to liquidate its remaining assets , the Transaction may involve unexpected costs, liabilities and/or delays, the outcome of any legal proceedings related to the Transaction, the occurrence of any event, change or other circumstance that could give rise to the termination of the purchase agreement, risks that the Transaction disrupts current plans and operations and the potential difficulties in employee retention, other risks to consummate the Transaction, including the risk that the Transaction will not be consummated within the expected time frame or at all, the ability to dissolve the Company and the risks associated with the retail industry in general.  The risks, uncertainties, material assumptions and other factors that could affect actual results are discussed in more detail in the Company’s Annual Reports on Form 10-K and other documents available at the Commission’s website at http://www.sec.gov and at the Company’s website at http://investors.heelys.com, and available by writing to: Corporate Secretary, Heelys, Inc., 3200 Belmeade Drive, Suite 100, Carrollton, Texas 75006.  The Company’s stockholders and investors are urged to consider these risks, uncertainties and factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ materially from those in the forward-looking statements. The Company disclaims any intention or obligation to update or review any forward-looking statements or information, whether as a result of new information, future events or otherwise.  The Company undertakes no obligation to comment on analyses, expectations or statements made by third-parties in respect of the Company, the Transaction or the Company’s dissolution and related transactions pursuant to the Plan of Dissolution.

CONTACT:	Heelys, Inc. Craig Storey, 214-390-1831 Chief Financial Officer